Exhibit 99.1

Rigetti Computing Reports Third Quarter 2023 Results

Berkeley, CA, November 9, 2023 (Globe Newswire) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial  Highlights

●	Total revenues for the three months ended September 30, 2023 were $3.1 million
●	Total operating expenses for the three months ended September 30, 2023 were $19.1 million
●	Operating loss for the three months ended September 30, 2023 was $16.8 million
●	Net loss for the three months ended September 30, 2023 was $22.2 million
●	As of September 30, 2023 cash, cash equivalents and available-for-sale securities totaled $110.2 million
●	Raised $12.7 million during the three months ended September 30, 2023 from sales of stock through the Company’s Common Stock Purchase Agreement with B. Riley

Business Updates

9Q QPU Sales Continue; Quantum Foundry Services Contract Awarded

Rigetti continues to grow its QPU system sales. In the third quarter of 2023 Rigetti expanded its QPU customer base with its delivery of a 9-qubit quantum processing unit (QPU) to another premier national laboratory. This follows Rigetti’s first QPU sale in the second quarter of 2023 to Fermilab in which it delivered a 9Q QPU as part of the Company’s partnership with the Superconducting Quantum Materials and Systems Center (SQMS).

Rigetti was awarded a five-year Indefinite Delivery Indefinite Quantity (IDIQ) contract with the Air Force Research Lab (AFRL) Information Directorate to supply AFRL researchers with quantum foundry services. This contract allows AFRL to leverage Rigetti’s fabrication and manufacturing capabilities to build customized quantum systems. Within the scope of the contract, Rigetti will be able to provide quantum integrated circuits (QuICs), quantum-limited amplifiers, cryogenic microwave components, and 9Q QPUs. This contract builds on the existing relationship between Rigetti and AFRL to harness the Company’s fabrication capabilities for quantum networking hardware research and development.

“We are thrilled that leading government agencies and national labs are beginning to choose Rigetti’s established fabrication capabilities to advance their quantum computing research and development. By providing hands-on access to our QPUs we believe that we are enabling greater progress towards narrow quantum advantage and quantum technology breakthroughs,” said Dr. Subodh Kulkarni, Rigetti CEO.

New Contracts Awarded for Application and Algorithm Development

In September 2023, Rigetti was awarded a DARPA IMPAQT contract to advance quantum algorithms for solving combinatorial optimization problems. Rigetti’s project, “Scheduling Problems with Efficient Encoding of Qubits” (SPEEQ), seeks to develop a novel and efficient encoding of optimization problems onto qubits, with the goal of enabling larger problems to be mapped to currently available NISQ-era quantum computers. The project will specifically address scheduling problems, which are among the best-known and most pervasive types of combinatorial optimization problems across numerous industries, as well as some of the most challenging to solve.

Additionally, in October 2023, Rigetti was awarded an Innovate UK grant as part of the Feasibility Studies in Quantum Computing Applications competition. Joining Rigetti in this work is HSBC, the Quantum Software Lab based at the University of Edinburgh, and the National Quantum Computing Centre. Together, the consortium aims to enhance existing anti-money laundering techniques by using quantum machine learning techniques with the goal of improving the performance of current-state-of-the-art machine learning algorithms.

Technology Roadmap Continues as Planned

The Company is continuing to work to improve the system performance of its fourth generation chip architecture, which features a square lattice and tunable couplers, to support its anticipated Ankaa™-2 84-qubit system. The Company’s Ankaa-2 84-qubit system is expected to be deployed and made available to external customers in the fourth quarter of 2023.

‘'We continue to make good progress with fidelity on our fourth generation systems. We have achieved higher than 98% median 2-qubit fidelity with our 9-qubit system, 98% median 2-qubit fidelity with our 24-qubit system, and higher than 97% median 2-qubit fidelity with our Ankaa-2 84-qubit system. Our plan continues to be to get to 98% median 2-qubit fidelity with our Ankaa-2 84-qubit system, over 99% median 2-qubit fidelity in 2024, to develop the 336-qubit Lyra system thereafter, and demonstrate nQA (narrow quantum advantage) in 2-3 years,” said Dr. Kulkarni.

Outlook

Based on its current operating plan and assuming no additional capital is raised in the three months ending December 31, 2023, Rigetti expects to have cash, cash equivalents, and available-for-sale securities of $88 million-$94 million at the end of 2023.

Conference Call and Webcast

Rigetti will host a conference call later today, November 9, 2023, at 5:00 p.m. ET, or 2:00 p.m. PT, to discuss its third quarter 2023 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/urrxupx7/ or the “Events & Presentations” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register.vevent.com/register/BIdd6903c7b8ab498b8d00181141d4275d. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Contacts
Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including but not limited to, expectations with respect to the Company’s business and operations, including its expectations with respect to cash, cash equivalents, and available-for-sale securities at the end of 2023 and expectations with respect the Company’s technology roadmap, including its ability to achieve milestones with respect to the Ankaa 84-qubit system and the anticipated Lyra-336 system, and the achievement of target gate fidelities, including external availability of the Ankaa-2 84 qubit system and the achievement of median 2-qubit fidelity of 98% by the end of 2023 and 99% median 2-qubit gate fidelity in 2024 and demonstration of nQA, on the anticipated timing or at all; the Company’s expectations with respect to the timing of next generation systems; expectations related to the supply of Rigetti foundry services to AFRL; expectations relating to sales of a 9-qubit systems to government agencies and national labs and expectations of additional sales in the future; expectations related to DARPA’s IMPAQT program and Rigetti’s SPEEQ project; expectations related to the Innovate UK grant and work to enhance existing anti-money laundering techniques by using quantum machine learning techniques. Forward-looking statements generally relate to future events and can be identified by terminology such as “commit,” “may,” “should,” “could,” “might,” “plan,” “possible,” “intend,” “strive,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “outlook,” “anticipate,” “assume,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the ability of Rigetti to complete ongoing negotiations with government contractors successfully and in a timely manner; the potential of quantum computing; the ability of Rigetti to obtain government contracts and the availability of government funding; the ability of Rigetti to expand its QCS business; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others; the ability to continue to meet stock exchange listing standards; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions and the state of war between Israel and Hamas and related threat of a larger regional conflict), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and the Company’s future filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$41,757	$57,888
Available-for-sale investments	68,470	84,923
Accounts receivable, net	2,996	6,235
Prepaid expenses and other current assets	3,473	2,450
Forward contract—assets	—	2,229
Deferred offering costs	—	742
Total current assets	116,696	154,467
Property and equipment, net	40,348	39,530
Operating lease right-of-use assets	8,028	9,316
Other assets	132	129
Total assets	$165,204	$203,442

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,447	$1,938
Accrued expenses and other current liabilities	7,389	8,205
Current portion of deferred revenue	472	961
Current portion of debt	11,522	8,303
Current portion of operating lease liabilities	2,212	2,345
Total current liabilities	23,042	21,752
Debt - net of current portion	13,111	20,635
Operating lease liabilities, less current portion	6,705	7,858
Derivative warrant liabilities	6,087	1,767
Earn-out liabilities	3,568	1,206
Total liabilities	$52,513	$53,218
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 140,181,421 shares issued and outstanding at September 30, 2023 and 125,257,233 shares issued and outstanding at December 31, 2022	14	12
Additional paid-in capital	453,790	429,025
Accumulated other comprehensive gain (loss)	74	(161)
Accumulated deficit	(341,187)	(278,652)
Total stockholders’ equity	112,691	150,224
Total liabilities and stockholders’ equity	$165,204	$203,442

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$3,105	$2,804	$8,632	$7,042
Cost of revenue	834	776	1,940	2,063
Total gross profit	2,271	2,028	6,692	4,979
Operating expenses:
Research and development	13,056	17,365	39,981	44,040
Selling, general and administrative	6,047	15,987	20,808	43,293
Restructuring	—	—	991	—
Total operating expenses	19,103	33,352	61,780	87,333
Loss from operations	(16,832)	(31,324)	(55,088)	(82,354)
Other income (expense), net
Interest expense	(1,473)	(1,436)	(4,511)	(3,811)
Interest income	1,263	1,042	3,746	1,172
Change in fair value of derivative warrant liabilities	(3,442)	8,103	(4,320)	19,853
Change in fair value of earn-out liabilities	(1,731)	4,860	(2,362)	17,418
Transaction costs	—	—	—	(927)
Total other income (expense), net	(5,383)	12,569	(7,447)	33,705
Net loss before provision for income taxes	(22,215)	(18,755)	(62,535)	(48,649)
Provision for income taxes	—	—	—	—
Net loss	$(22,215)	$(18,755)	$(62,535)	$(48,649)
Net loss per share attributable to common stockholders - basic and diluted	$(0.17)	$(0.16)	$(0.48)	$(0.51)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	133,866	118,571	129,173	95,691

RIGETTI COMPUTING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(62,535)	$(48,649)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,381	4,801
Stock-based compensation	8,727	37,643
Change in fair value of earn-out liabilities	2,362	(17,418)
Change in fair value of derivative warrant liabilities	4,320	(19,853)
Change in fair value of forward contract	2,229	(5,465)
Impairment of deferred offering costs	836	—
Accretion of available-for-sale securities	(2,310)	(356)
Amortization of debt issuance costs, commitment fees and accretion of debt end-of-term liabilities	1,100	1,072
Non-cash lease expense	1,288	—
Changes in operating assets and liabilities:
Accounts receivable	3,239	(753)
Prepaid expenses, other current assets and other assets	(1,027)	(2,247)
Deferred revenue	(489)	(174)
Accounts payable	(212)	(694)
Accrued expenses and other current liabilities	(2,067)	3,469
Other liabilities	—	142
Net cash used in operating activities	$(38,158)	$(48,482)
Cash flows from investing activities:
Purchases of property and equipment	(7,511)	(19,294)
Purchases of available-for-sale securities	(79,047)	(87,186)
Maturities of available-for-sale securities	98,082	—
Net cash provided by (used in) investing activities	$11,524	$(106,480)
Cash flows from financing activities:
Proceeds from Business Combination, net of transaction costs paid	—	225,604
Transaction costs paid directly by Rigetti	—	(18,420)
Proceeds from issuance of notes payable	—	5,000
Payment on principal of notes payable	(5,405)	—
Payments on debt issuance costs	—	(85)
Payment on loan and security agreement exit fees	—	(1,000)
Payments on deferred offering costs	(107)	—
Proceeds from sale of common stock through Common Stock Purchase Agreement	15,051	—
Proceeds from issuance of common stock upon exercise of stock options and warrants	1,002	5,990
Net cash provided by financing activities	$10,541	$217,089
Effects of exchange rate changes on cash and cash equivalents	(38)	(219)
Net (decrease) increase in cash and cash equivalents	(16,131)	61,908
Cash and cash equivalents – beginning of period	57,888	12,046
Cash and cash equivalents – end of period	$41,757	$73,954
Supplemental disclosures of other cash flow information:
Cash paid for interest	$3,299	$2,739
Non-cash investing and financing activities:
Initial fair value of earn-out liability acquired in merger	—	20,413
Initial fair value of private placement and public warrant liability acquired in merger	—	22,932
Reclassification of loan and security agreement warrants to equity	—	6,370
Settlement of the first tranche of forward contract	—	3,305
Capitalization of deferred costs to equity upon share issuance	13	1,098
Purchases of property and equipment recorded in accounts payable	394	449
Purchases of property and equipment recorded in accrued expenses	605	—
Unrealized gain (loss) Short Term Investments	273	(356)